UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

QUALIS INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-260982	84-2488498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Wilmington West Chester Pike

Suite 200 # 145

Chadds Ford, Pennsylvania 19317

(Address of principal executive offices)

Registrant’s telephone number, including area code: Telephone: : (484) 483-2134

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
There were 8,475,950 shares of common stock $0.001 par value, issued and outstanding as of November 14, 2022	QLIS	OTC Pink marketplace

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2022, Dr. Joseph V. Pergolizzi, Jr., a member of, and Chairman of, the Board of Directors of Qualis Innovations, Inc. (the “Company”) and the acting Chief Executive Officer of the Company, notified the Company of his decision to resign, effective immediately, from his position as a member of, and Chairman of, the Board of Directors of the Company and from any and all offices he may hold with the Company, including as acting Chief Executive Officer of the Company. Dr. Pergolizzi’s resignation was to pursue other business opportunities and did not result from any disagreement with the Company, the Company’s Board of Directors, or the Company’s management on any matter relating to the Company’s operations, policies or practices.

Exhibit No	Description
1	Formal resignation letter for Joseph Pergolizzi as CEO of Qualis and its subsidiaries, submitted to the Qualis Board of Directors on December 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIS INNOVATIONS, INC.

Date:	December 30, 2022

/s/ John Ballard
John Ballard, Chief Financial Officer

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